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                                                                    EXHIBIT 23.2

                        INDEPENDENT ACCOUNTANT'S CONSENT


To The Board of Directors
Regions Financial Corporation


        We consent to the use of our report dated January 19, 1996, with respect to the consolidated balance sheets of Delta Bank and Trust Co. and its subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in capital accounts, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Form S-4 of Regions Financial Corporation for the year ended December 31, 1995 incorporated herein by reference.

        Our report refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," and a change in the method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.


                                /s/ Duplantier, Hrapmann, Hogan & Maher

June 6, 1996